Exhibit 24.1

POWER OF ATTORNEY
FOR REGISTRATION STATEMENT ON FORM S-3
I, the undersigned officer and director of Danaher Corporation, hereby severally constitute and appoint Brian W. Ellis and James F. O’Reilly, and each of them singly, my true and lawful attorneys with full power to any of them, and to each of them singly, to sign for me and in my name the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed herewith and any and all further amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in my name and on my behalf in my capacity as an officer and director to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Executed on the date indicated below:

By:	/s/ Matthew R. McGrew
Matthew R. McGrew
Executive Vice President and Chief Financial Officer
Dated: July 1, 2019